EXHIBIT 10.4

DEBT CONVERSION AND COMMON STOCK

PURCHASE AGREEMENT

This Debt Conversion Common Stock Purchase Agreement (this “Agreement”) is made and entered into effective as of the 23rd day of August, 2019 (the “Effective Date”) by and between TransBiotec, Inc., a Delaware corporation (the “Company”), and Michael A. Lanphere, an individual (the “Purchaser”). The Company and Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, beginning on December 12, 2012, the Purchaser began loaning the Company money for a variety of purposes pursuant to the terms of Loan Agreement with Promissory Note and Stock Fees (the “Notes”), which entitled the Purchaser to both the repayment of the principal amount loaned to the Company, with interest, and what was termed in the Notes as a “Stock Fee”;

WHEREAS, the Stock Fee allows the Purchaser to acquire a certain number of shares of the Company’s common stock, with the number of shares and the purchase price determined by the loan amount for each Note and the Company’s stock price on the date of the Note;

WHEREAS, the Purchaser has previously exercised his right to acquire shares of the Company’s common stock under the Stock Fee provisions of some of the Notes, but still has the right to acquire an additional Twenty One Million Four Hundred Thousand Seven Hundred Forty Five (21,400,745) shares of the Company’s common stock (the “Shares”) for Ninety Six Thousand Three Hundred Three Dollars and Thirty Five Cents ($96,303.35) (the “Purchase Price”);

WHEREAS, the Purchaser desires to acquire the Shares in exchange for the Purchase Price, with the Purchase Price to be paid through a reduction in the amounts the Company owes to the Purchaser under certain of the Notes, pursuant to the terms of this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1. PURCHASE OF SECURITIES:

On the Closing Date (as hereinafter defined), subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to sell, Twenty One Million Four Hundred Thousand Seven Hundred Forty Five (21,400,745) shares of the Company’s common stock (the “Shares”) in exchange for Ninety Six Thousand Three Hundred Three Dollars and Thirty Five Cents ($96,303.35) (the “Purchase Price”), with the Purchase Price being paid through a reduction in the amounts the Company owes to the Purchaser under certain of the Notes. A list of the Stock Fees being exercised for the Shares and the Notes that are being extinguished to pay the Purchase Price are outlined on Exhibit A hereto.

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2. CLOSING AND DELIVERY:

a) Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the “Closing”) shall be held simultaneous with the execution of this Agreement, or at such other time mutually agreed upon between the constituent Parties (the “Closing Date”). The Closing shall take place at the offices of counsel for the Company set forth in Section 6 hereof, or by the exchange of documents and instruments by mail, courier, facsimile and wire transfer to the extent mutually acceptable to the Parties hereto.

b) At the Closing:

(i) The Company and the Purchaser shall execute this Agreement, which shall serve as evidence of ownership of the Shares, free from restrictions on transfer except as set forth in this Agreement. Subsequent to the Closing, at a time chosen by the Company in its sole discretion, the Company will issue a stock certificate to the Purchaser to evidence the Shares.

(ii) The Purchaser shall deliver to the Company the Purchase Price through the delivery of the signed Notice of Debt Satisfaction in form attached hereto as Exhibit B.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY PURCHASER: The Purchaser hereby represents, warrants and agrees as follows:

a) Purchase for Own Account. Purchaser represents that he is acquiring the Shares solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b) Ability to Bear Economic Risk. Purchaser acknowledges that an investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

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c) Access to Information. The Purchaser acknowledges that the Purchaser has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Purchaser considers necessary in connection with the Purchaser’s investment in the Shares. As a result, the Purchaser is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Purchaser may have had with respect thereto. The Purchaser understands:

(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Purchaser’s entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Shares; and

(iv) The tax consequences of this investment.

The Purchaser has consulted with the Purchaser’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Purchaser in the Shares and the merits and risks of an investment in the Shares.

d) Shares Part of Private Placement. The Purchaser has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority. The Purchaser understands that the Company is relying in part on the Purchaser’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Purchaser’s representations, the Purchaser has in mind merely acquiring the Shares for resale on the occurrence or nonoccurrence of some predetermined event. The Purchaser has no such intention.

e) Further Limitations on Disposition. Purchaser further acknowledges that the Shares are restricted securities under Rule 144 of the Act, and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Shares, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Purchaser shall have obtained the consent of the Company and notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder as long as the consent of the Company is obtained.

f) Sophisticated Investor Status. The Purchaser is a sophisticated investor.

g) No Backup Withholding. The Social Security Number or taxpayer identification shown in this Agreement is correct, and the Purchaser is not subject to backup withholding because (i) the Purchaser has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the Purchaser that he or she is no longer subject to backup withholding.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY: The Company hereby represents, warrants and agrees as follows:

a) Authority of Company. The Company has all requisite authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

b) Authorization. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The issuance of the Shares will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

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c) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

5. INDEMNIFICATION: The Purchaser hereby agrees to indemnify and defend the Company and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein;

(b) Any disposition of any Shares contrary to any of the Purchaser’s representations, warranties or agreements herein;

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Shares.

6. MISCELLANEOUS:

a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Orange County, California, United States of America.

c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	TransBiotec, Inc. 400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705 Attn. Chief Executive Officer Facsimile (___) ____________

with a copy to:	Law Offices of Craig V. Butler 300 Spectrum Center Drive, Suite 300 Irvine, CA 92618 Attn: Craig V. Butler, Esq. Facsimile (949) 209-2545

If to Purchaser:	Michael A. Lanphere 400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705 Facsimile (___) ________________

or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

f) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

g) Entire Agreement; Successors. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The representations, warranties and agreements contained in this Agreement shall be binding on the Purchaser’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

h) Expenses. Each Party shall pay their own expenses in connection with this Agreement. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

i) Currency. All currency is expressed in U.S. dollars.

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IN WITNESS WHEREOF, the Parties have executed this Debt Conversion and Common Stock Purchase Agreement as of the date first written above.

“Company”	“Purchaser”

TransBiotec, Inc.	Michael A. Lanphere,
a Delaware corporation	an individual

By: Charles Bennington	Michael A. Lanphere
Its: Chief Executive Officer

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Exhibit A

List of Notes and Stock Fees

Date of Note	Principal of Note	Interest Rate of Note	Stock Fee (Shares)	Amount of Note Used as Purchase Price	Amount Due Under Note After Purchase Price(1)

2/8/16	$14,550	5%	None	$20,431.79	$0
5/2/16	$3,750	7%	565,000	$4,879.62	$0
5/9/16	$15,000	7%	2,250,000	$19,711.64	$0
7/27/16	$3,900	7%	390,000	$4,982.92	$0
8/4/16	$40,000	7%	3,692,307	$25,509.59	$0
9/29/16	$20,000	7%	1,714,285	$20,787.79	$4,414.95
10/6/16	$20,000	7%	1,714,285	$0	$25,164.38
2/7/17	$10,000	7%	923,076	$0	$12,242.47
3/13/17	$5,000	7%	187,500	$0	$6,074.66
5/4/17	$10,000	7%	606,061	$0	$12,001.37
7/12/17	$15,700	7%	1,427,273	$0	$18,553.96
8/31/17	$3,750	7%	387,931	$0	$4,380.31
9/14/17	$3,750	7%	387,931	$0	$4,074.86
10/24/17	$6,760	7%	845,000	$0	$7,796.22
11/6/17	$10,700	7%	1,088,136	$0	$12,302.07
12/15/17	$1,783.75	7%	243,283	$0	$2,031.76
1/11/19	$6,000	7%	1,636,364	$0	$6,257.75
3/5/19	$10,000	7%	1,000,000	$0	$10,400.27
3/12/19	$15,000	7%	6,429,265	$0	$15,580.27
3/19/19	$10,000	7%	967,742	$0	$10,364.11

Total:			21,400,745	$96,303.35

(1) As of August 23, 2019.

Exhibit A

Exhibit B

Notice of Debt Satisfaction

Exhibit B

Notice of Debt Satisfaction

Pursuant to the terms of that certain Debt Conversion and Stock Purchase Agreement (the “Agreement”) by and between Michael A. Lanphere, an individual (the “Purchaser”), and TransBiotec, Inc., a Delaware corporation (the “Company”) dated August 23, 2019, the Purchaser is irrevocably electing to convert the amounts due under certain Loan Agreement with Promissory Note and Stock Fees listed on Exhibit A hereto (the “Notes”) entered into between the Company and the Purchaser totaling $96,303.35 into 21,400,745 shares of common stock of the Company (the “Shares”) according to the conditions set forth in the Agreement.

If shares are to be issued in the name of a person other than the Purchaser, the Purchaser will pay all transfer and other taxes and charges payable with respect thereto.

The Purchaser acknowledges and agrees that upon receipt of the Shares only the amount indicated on Exhibit A will be due and owing to the undersigned under the Notes.

Date of Conversion: August 23, 2019

Effective Conversion Price: $0.0044 /share

Michael A. Lanphere

Signature: ____________________________________________________________

[Print Name of Holder and Title of Signer]

Address: _____________________________________________________________

                 _____________________________________________________________

SSN or EIN: ___________________________________________________________

Shares are to be registered in the following name:

Name: _______________________________________________________________

Address: _____________________________________________________________

Tel: _________________________________________________________________

Fax: _________________________________________________________________

SSN or EIN: ___________________________________________________________

Exhibit B

Exhibit A

List of Notes and Stock Fees

Date of Note	Principal of Note	Interest Rate of Note	Amount of Note Used as Purchase Price	Amount Due Under Note After Purchase Price(1)

2/8/16	$14,550	5%		$0
5/2/16	$3,750	7%		$0
5/9/16	$15,000	7%		$0
7/27/16	$3,900	7%		$0
8/4/16	$40,000	7%		$0
9/29/16	$20,000	7%		$896.65

Total:			$96,303.35	$896.65

Exhibit B